UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2004 (July 15, 2004)

OCEAN WEST HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49971	71-0876952

(Commission File Number)	(IRS Employer Identification No.)

15991 Redhill Avenue, Suite 110
Tustin, California 92780

(Address of principal executive offices)

(714) 247-4200

(Issuer’s telephone number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
Exhibit 4.2

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a) On July 15, 2004, Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of the Company to Consumer Direct of America, a Nevada corporation (“CDA”) in exchange for shares of CDA (the “Transfer”). The Transfer constitutes a change in control of the Company. Marshall L. Stewart and Daryl S. Meddings will remain in their current positions as directors and officers and will appoint Wayne Bailey to the Board of Directors of the Company to fill the one vacancy on the Board until the next annual shareholders meeting.

     (b) The following table sets forth, as of July 30, 2004, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all directors and officers as a group.

Amount of
Beneficial
Name of Beneficial Owner	Title of Class	Ownership	Percent of Class
Marshall L. Stewart President, Chief Executive Officer, Director 15991 Redhill Ave. #110 Tustin, CA 92780	Common Stock	-0- shares	-0-%
	Class B Common Stock	-0- shares	-0-%

Daryl S. Meddings Executive Vice President, Chief Financial Officer, Director 15991 Redhill Ave. #110 Tustin, CA 92780	Common Stock	-0- shares	-0-%
	Class B Common Stock	-0- shares	-0-%

Wayne Bailey Director 6330 Sandhill road Las Vegas, NV 89120	Common Stock	-0- shares	-0-%

All directors and named executive officers as a group (3 persons)		-0- shares	-0-%

Consumer Direct of America 6330 S. Sandhill Road, Suite 8 Las Vegas, NV 89120	Common Stock	4,711,834 shares	84.3%

	Class B Common Stock	210,096 shares	100.0%

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

4.2	Purchase and Sale of Capital Stock Agreement, dated July 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN WEST HOLDING CORPORATION. a Delaware corporation
By:	/s/ Daryl S. Meddings
Daryl S. Meddings
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 2, 2004

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